January 25, 2013


Securities  exchange
Commission
450 Fifth Street, NW
Washington, DC 20549
Attn. Document Control


RE	American
Depositary
Shares
evidenced by
One 1 American
Depositary
Receipts
representing five
5 Ordinary
Shares of
Rexam plc Form F6 File
No. 333153504


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of BNY
Mellon, as Depositary for
securities against which
American Depositary Receipts
are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting the change
in par value for Rexam plc.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of
the ADR certificate with revised par
value for Rexam
plc.

The Prospectus has been
revised to reflect the new par
value, and has been
overstampted with

Effective January 28, 2013
the Companys Par Value
changed to 71.4285714 pence
each

Please contact me with any
questions or comments at 212
8156915



Margaret Keyes
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance








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